                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                               BIOPURE CORPORATION
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                             04-2836871
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                11 Hurley Street
                         Cambridge, Massachusetts 02141

                    (Address of Principal Executive Offices)

                  BIOPURE CORPORATION CAPITAL ACCUMULATION PLAN
                            (Full title of the Plan)

                                   JANE KOBER
                              SENIOR VICE PRESIDENT
                               Biopure Corporation
                                11 Hurley Street
                            Cambridge, Massachusetts
                     (Name and address of agent for service)
                                 (617) 234-6500
          (Telephone number, including area code, of agent for service)
                   ------------------------------------------

                         CALCULATION OF REGISTRATION FEE


=====================================================================================================================
         Title of                                        Proposed             Proposed                Amount of
     Securities To Be            Amount To Be             Maximum              Maximum             Registration Fee
        Registered               Registered(1)           Offering             Aggregate
                                                         Price per            Offering
                                                         Share (2)            Price(2)
---------------------------------------------------------------------------------------------------------------------
Class A Common Stock (3)            97,264                $20.5625           $2,000,000                  $528
=====================================================================================================================

(1) Being offered under our Capital Accumulation Plan, a profit sharing plan which is qualified under Section 401(a) of the Internal Revenue Code.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") based upon the average high and low prices of the common stock reported on October 23, 2000.

(3) As well as associated preferred stock purchase rights. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


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                                     PART I

                                EXPLANATORY NOTE


     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE:

     The following documents filed by the Registrant with the Commission are incorporated herein by reference.

     (a) the Company's Annual Report on Form 10-K for the year ended October 31, 1999.

     (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended January 29, 2000, April 29, 2000 and July 29, 2000.

     (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 001- 15167), filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     (d) The description of the preferred stock purchase rights contained in Biopure's registration statement on Form 8-A dated November 4, 1999 (File No. 000-27933), filed under the Securities Exchange Act of 1934, including any amendment or report filed for purposes of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Our Restated Certificate of Incorporation provides that each of our directors and officers shall be indemnified and held harmless by Biopure, to the fullest extent authorized by the


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Delaware General Corporation Law, against all expense, liability and loss
(including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by reason of the fact that he or she is a director or officer.

          The Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers provided that the corporation shall not eliminate or limit the liability of a director as follows:

     - for any action brought by or in the right of a corporation where the director or officer is adjudged to be liable to the corporation, except where a court determines the director or officer is entitled to indemnity,

     - for acts or omissions not in good faith or which involve conduct that the director or officer believes is not in the best interests of the corporation,

     -    for knowing violations of the law

     - for any transaction from which the directors derived an improper personal benefit, and

     - for payment of dividends or approval of stock repurchases or redemptions leading to liability under Section 174 of the Delaware General Corporation Law.

          The Delaware General Corporation Law requires a corporation to indemnify a director or officer to the extent that the director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding for which indemnification is lawful.

          Our Restated Certificate of Incorporation also provides directors and officers with the right to be paid by Biopure for expenses (including attorneys' fees) incurred in defending any proceeding in advance of the proceeding's final disposition. If a claim is not promptly paid in full by Biopure, as further described in the Restated Certificate of Incorporation, the director or officer who is entitled to indemnification may bring suit against Biopure to recover the unpaid amount of the claim. These rights of indemnification and advancement of expenses conferred in our Restated Certificate of Incorporation are not exclusive of any other right which may be acquired under any statute, by-law, agreement or otherwise.


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ITEM 8.   EXHIBITS.

     *3.1 Restated Certificate of Incorporation of Biopure Corporation

    **3.2 By-laws of Biopure Corporation

  ***10.1 Rights Agreement dated September 24, 1999 between Biopure Corporation and American Stock Transfer & Trust Company

     10.2 Biopure Corporation Capital Accumulation Plan

     23.1 Consent of Ernst & Young LLP.

     24.1 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

---------------

     *    Filed with Registration Statement on Form S-1 (File No. 333-30382)

     **   Filed with Registration Statement on Form S-1 (File No. 333-78829)

     ***  Filed with Registration Statement on Form 8-A (File No. 000-27933)


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


ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes.

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities


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


          offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1933 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, state of Massachusetts, on this 30th day of October, 2000.

                                             BIOPURE CORPORATION


                                             By: /s/ Francis H. Murphy
                                                 -------------------------------
                                                        Francis H. Murphy
                                                     Chief Financial Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Francis
H. Murphy and Jane Kober, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Biopure Corporation and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                       Title                           Date
          ---------                                       -----                           ----

By:/s/ Carl W. Rausch                                 Chairman of the                 October 20, 2000
   ---------------------------                        Board, Chief
    Carl W. Rausch                                    Executive
                                                      Officer
                                                      (principal
                                                      executive
                                                      officer)


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


By:/s/ Paul A. Looney                                 Director,                       October 20, 2000
   ---------------------------                        President
    Paul A. Looney                                    (principal
                                                      operating
                                                      officer)

By:/s/ Francis H. Murphy                              Chief Financial                 October 20, 2000
   ---------------------------                        Officer
    Francis H. Murphy                                 (principal
                                                      financial and
                                                      accounting
                                                      officer)

By:/s/ David N. Judelson                              Director                        October 20, 2000
   ---------------------------
    David N. Judelson


By:/s/ Daniel P. Harrington                           Director                        October 20, 2000
   ---------------------------
    Daniel P. Harrington


By:/s/ C. Everett Koop                                Director                        October __, 2000
   ---------------------------
    C. Everett Koop


By:/s/ Charles A. Sanders                             Director                        October 20, 2000
   ---------------------------
    Charles A. Sanders,M.D.


By:                                                   Director                        October __, 2000
    --------------------------
    Stephen A. Kaplan


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


                                INDEX TO EXHIBITS


     NUMBER                   DESCRIPTION OF EXHIBIT
     ------                   ----------------------

      *3.1           RESTATED CERTIFICATE OF INCORPORATION OF
                     BIOPURE CORPORATION

     **3.2           BY-LAWS OF BIOPURE CORPORATION

   ***10.1           RIGHTS AGREEMENT DATED SEPTEMBER 24, 1999
                     BETWEEN BIOPURE CORPORATION AND AMERICAN
                     STOCK TRANSFER & TRUST COMPANY

      10.2           BIOPURE CORPORATION CAPITAL ACCUMULATION
                     PLAN

      23.1           CONSENT OF ERNST & YOUNG LLP

      24.1           POWER OF ATTORNEY (SEE "POWER OF ATTORNEY"
                     IN THE REGISTRATION STATEMENT)

------------

       *  FILED WITH S-1 REGISTRATION STATEMENT (FILE NO. 333-30382)
      **  FILED WITH S-1 REGISTRATION STATEMENT (FILE NO. 333-78829)
     ***  FILED WITH FORM 8-A DATED NOVEMBER 4, 1999 (FILE NO. 000-27933)


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